UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2013 (January 14, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 14, 2013, Magellan Petroleum Corporation (the "Company") entered into a Collateral Purchase Agreement (the "Agreement") with Sopak AG, a Swiss corporation ("Sopak"), pursuant to which the Company agreed to purchase, for a purchase price of ten million United States dollars ($10,000,000), certain collateral (the "Collateral") from Sopak, including: (i) 9,264,637 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (ii) a warrant granting Sopak the right to purchase from the Company an additional 4,347,826 shares of Common Stock, and (iii) a Registration Rights Agreement, dated as of June 29, 2009 and amended as of October 14, 2009 and June 23, 2010, between the Company, Young Energy Prize S.A., a Luxembourg corporation ("YEP"), and ECP Fund, SICAV-FIS, a Luxembourg corporation ("ECP"), which is a subsidiary of Yamalco Investments Limited, a Cyprus company ("Yamalco"). YEP, ECP, and Yamalco are entities affiliated with Nikolay V. Bogachev, who served as a director of the Company until his resignation effective January 16, 2013 as discussed under Item 5.02 below. The Collateral was obtained by Sopak pursuant to the exercise of its rights under a Pledge and Security Agreement between Sopak and YEP, as disclosed in a Schedule 13D filed by Sopak with the U.S. Securities and Exchange Commission (the "SEC") on September 28, 2012 in connection with Sopak's acquisition of beneficial ownership of more than 5% of the Company's Common Stock. The Agreement was completed and the Collateral was purchased by the Company on January 16, 2013.
The Agreement contains customary representations and warranties and indemnification provisions. A copy of the Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Agreement in this report is a summary and is qualified in its entirety by the complete text of the Agreement.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of January 16, 2013, Nikolay V. Bogachev resigned as a director of the Company. As disclosed in the Company's definitive proxy statement (the "Proxy Statement") filed with the SEC on December 7, 2012 for the Company's 2012 annual meeting of shareholders to be held on January 16, 2013 (the "Annual Meeting"), there was a proposal to remove Mr. Bogachev as a director for cause (which proposal was not brought before the Annual Meeting on January 16, 2013 due to Mr. Bogachev's resignation as a director prior thereto), and a statement by Mr. Bogachev in connection therewith was included in the Proxy Statement in which Mr. Bogachev expressed disagreement with the Company on certain matters relating to the Company's operations, policies, and practices. A copy of that proposal and the statement by Mr. Bogachev as set forth in the Proxy Statement is filed with this report as Exhibit 17.1 and is incorporated herein by reference. The Company does not, by providing such statement by Mr. Bogachev with this report, endorse or otherwise agree with the contents thereof. Effective January 16, 2013, the Company and Mr. Bogachev entered into a release agreement.
Based on the preliminary voting results at the Annual Meeting held on January 16, 2013 as discussed under Item 5.07 below, the Company's shareholders have approved the Magellan Petroleum Corporation 2012 Omnibus Incentive Compensation Plan (the "Plan"). In summary, the Plan provides for the granting of stock options, stock appreciation rights, restricted stock and/or restricted stock units, performance shares and/or performance units, incentive awards, cash awards, and other stock-based awards to employees (including officers), directors, and consultants of the Company (or subsidiaries of the Company) who are selected by the Compensation, Nominating and Governance Committee of the Board of Directors of the Company to receive incentive compensation awards under the Plan. The stated maximum number of shares of the Company's Common Stock authorized for awards under the Plan is 5,000,000 shares, and the maximum term of the Plan is ten years. The foregoing summary description of certain terms of the Plan is subject to, and qualified in its entirety by, the complete text of the Plan, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On January 16, 2013, the Company held its Annual Meeting in Denver, Colorado. At the Annual Meeting, the following proposals were submitted to a vote of the Company's shareholders, and the preliminary voting results are indicated below:

	For	Withheld	Broker Non-Votes
Election of two directors to each serve a three-year term expiring at the 2015 Annual Meeting of Shareholders
Brendan S. MacMillan	27,305,479	1,361,743	19,215,309
Robert J. Mollah	19,747,845	8,919,377	19,215,309

	For	Against	Abstain	Broker Non-Votes
Non-binding advisory resolution to approve the compensation of the Company's named executive officers	19,938,765	8,333,991	394,466	19,215,309

	For	Against	Abstain	Broker Non-Votes
Approval of the 2012 Omnibus Incentive Compensation Plan	19,365,507	8,833,413	468,302	19,215,309

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013	46,770,680	726,914	384,937	—
.
Item 8.01    Other Events.
On January 16, 2013, the Company issued a press release announcing the repurchase of 17% of its common stock. A copy of that press release is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed as part of this report:

Exhibit
No.                     Description

10.1	Collateral Purchase Agreement dated January 14, 2013 between Sopak AG and Magellan Petroleum Corporation

10.2	Magellan Petroleum Corporation 2012 Omnibus Incentive Compensation Plan

17.1	Proxy Statement Proposal and Related Statement by Nikolay V. Bogachev

99.1	Press Release by Magellan Petroleum Corporation dated January 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

January 17, 2013